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                                                                    Exhibit 21.1

                     SUBSIDIARIES OF MILLIPORE CORPORATION

Company Name                                    Jurisdiction of Organization
------------                                    ----------------------------
Amicon Ltd.                                            United Kingdom
BCL Acquisition Corp.                                  Delaware
BCL Holding Corp.                                      Delaware
Bioprocessing Corporation Limited                      United Kingdom
Bioprocessing Limited                                  United Kingdom
Millicorp, Inc.                                        Delaware
Millilux S.a.r.L.                                      Luxembourg
Millipore Asia Ltd.                                    Delaware
Millipore Korea Co. Ltd.                               Korea
Millipore Singapore Pte. Ltd.                          Singapore
Millipore Cidra, Inc.                                  Delaware
Millipore (Canada) Ltd.                                Canada
Millipore S.A. de C.V.                                 Mexico
Millipore GesmbH                                       Austria
Millipore Kft                                          Hungary
Millipore S.R.O.                                       Czech Republic
Millipore Sp.z.o.o.                                    Poland
Millipore International Holding Company B.V.           Netherlands
Millipore S.A./N.V.                                    Belgium
Millipore (U.K.) Ltd.                                  United Kingdom
Millipore S.A.S.                                       France
Millipore Ireland B.V.                                 Netherlands
Millipore Dublin International Finance Company         Ireland
Millipore GmbH                                         Germany
Millipore S.p.A.                                       Italy
Millipore AB                                           Sweden
Millipore AS                                           Norway
Millipore AG                                           Switzerland
Millipore A/S                                          Denmark
Millipore Australia Pty. Ltd.                          Australia
Millipore Iberica S.A.                                 Spain
Millipore Industria E Comercio Ltda.                   Brazil
Millipore OY                                           Finland
Millipore B.V.                                         Netherlands
Millipore China Ltd.                                   Hong Kong
Millipore S.a.r.L.                                     Luxembourg
Millipore Pacific Limited                              Delaware
Millipore (Suzhou) Filter Company Limited              Peoples Republic of China
Minerva Insurance Co. Ltd.                             Bermuda
Nihon Millipore Limited                                Japan
Vermeer                                                Ireland